UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2010

Pacific Biomarkers, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 West Harrison St., Seattle, Washington		98119
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-298-0068

Pacific Biometrics, Inc.
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Pacific Biomarkers, Inc., a leading provider of specialized biomarker and contract research services, will present at the ROTH Capital Partners 22nd Annual OC Growth Stock Conference. The conference will be held at the Ritz Carlton in Dana Point, California March 15-17, 2010.

Mr. Helm is scheduled to present on Wednesday, March 17th at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time). Mr. Helm will discuss the expanding market opportunity for PBI as pharmaceutical and biotech companies seek to (1) design their human clinical trials to be more "adaptive" in nature with an increasing reliance on novel biomarkers, and (2) reduce the costs of developing and bringing to market new drugs and diagnostics. A simultaneous webcast will be available at http://www.wsw.com/webcast/roth23/pbme/ and will archived online for up to 90 days. The archived webcast will also be available on PBI's website at www.pacbio.com.

The information contained in this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biomarkers, Inc.

March 2, 2010	By:	/s/ Ronald R. Helm

Name: Ronald R. Helm
Title: Chief Executive Officer